As filed with the Securities and Exchange Commission on October 22, 2012

File No. 811-05028

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒

Amendment No. 314	☒

PIMCO Funds

(Exact name of Registrant as Specified in Charter)

840 Newport Center Drive

Newport Beach, California 92660

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code:

(866) 746-2606

Robert W. Helm, Esq. Brendan C. Fox, Esq. Dechert LLP 1775 I Street, N.W. Washington, D.C. 20006	Brent R. Harris Pacific Investment Management Company LLC 840 Newport Center Drive Newport Beach, California 92660
(Name and Address of Agent for Service)

It is intended that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

EXPLANATORY NOTE

This Amendment No. 314 to the Registration Statement of PIMCO Funds (the “Trust” or the “Registrant”) on Form N-1A (File No. 811-05028) (the “Registration Statement”) is being filed to make non-material changes to the Offering Memorandum and Offering Memorandum Supplement of the Trust’s Private Account Portfolio Series, each dated July 31, 2012, as amended to date.

The shares of beneficial interest in the Private Account Portfolio Series are not registered under the Securities Act of 1933, as amended (the “1933 Act”) because such shares will be issued by the Registrant solely in private placement transactions that do not involve any “public offering” within the meaning of the 1933 Act. Shares of the Private Account Portfolio Series may be purchased only by clients of Pacific Investment Management Company LLC, including separately managed private accounts and investment companies registered under the 1940 Act and other funds, who are “accredited investors,” as defined in Regulation D under the 1933 Act, and either (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) under the 1933 Act. Shares of the Private Account Portfolio Series may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements. This Amendment is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the 1933 Act.

PIMCO Funds

Private Account Portfolio Series

Supplement Dated October 22, 2012 to the

Offering Memorandum dated July 31, 2012, as amended from time to time

Disclosure Related to the PIMCO Developing Local Markets Portfolio and the PIMCO Emerging Markets Portfolio (each a “Portfolio” and collectively, the “Portfolios”)

Effective immediately, Javier Romo is the portfolio manager of the Portfolios. Therefore, effective immediately, the disclosure in the “Investment Adviser/Portfolio Manager” section of each Portfolio’s Portfolio Summary in the Offering Memorandum is deleted and replaced with the following:

PIMCO serves as the investment adviser for the Portfolio. The Portfolio is managed by Javier Romo. Mr. Romo is a Vice President of PIMCO and he has managed the Portfolio since October 2012.

In addition, effective immediately, the disclosure in the table providing information with respect to the Portfolios in the “Management of the Portfolios—Individual Portfolio Managers” section of the Offering Memorandum is deleted and replaced with the following:

Portfolio	Manager	Since	Recent Professional Experience

PIMCO Developing Local Markets PIMCO Emerging Markets	Javier Romo	10/12

Vice President PIMCO. Prior to joining PIMCO in 2011, Mr. Romo was a Vice President with Citigroup, where he focused on trading hard currency bonds and credit default swaps in Latin America. Earlier in his career he was an analyst at Sandell Asset Management in New York and before that a Vice President for Morgan Stanley focused on emerging markets trading and local markets strategy.

Investors Should Retain This Amendment For Future Reference

PIMCO Funds

Private Account Portfolio Series

Supplement dated October 22, 2012 to the Offering Memorandum Supplement dated July 31, 2012, as amended from time to time

Disclosure Related to the PIMCO Developing Local Markets Portfolio and the PIMCO Emerging Markets Portfolio (each a “Portfolio” and collectively, the “Portfolios”)

Effective immediately, Javier Romo is the portfolio manager of each Portfolio. Therefore, effective immediately, footnote 4 and the section accompanying footnote 4 in the table in the subsection titled “Portfolio Managers—Other Accounts Managed” are deleted and replaced with the following:

	Total Number of Accounts	Total Assets of All Accounts (in $ millions)	Number of Accounts Paying a Performance Fee	Total Assets of Accounts Paying a Performance Fee (in $ millions)

Romo[4]

Registered Investment Companies	0	N/A	0	N/A

Other Pooled Investment Vehicles	0	N/A	0	N/A

Other Accounts	0	N/A	0	N/A

[4]

As of October 22, 2012, Mr. Romo manages the PIMCO Developing Local Markets Portfolio, which had $194.5 million in total assets under management as of March 31, 2012 and the PIMCO Emerging Markets Portfolio, which had $1,147.1 million in total assets under management as of March 31, 2012.

In addition, effective immediately, the following sentence is added to the end of the paragraph immediately preceding the above table:

Information pertaining to accounts managed by Mr. Romo is as of October 22, 2012.

Additionally, effective immediately, the section of the table in the subsection titled “Portfolio Managers—Securities Ownership” relating to the Portfolios is deleted and replaced with the following:

Portfolio Manager	Portfolios Managed by Portfolio Manager	Dollar Range of Shares Owned

Javier Romo[2]	PIMCO Developing Local Markets Portfolio	None

	PIMCO Emerging Markets Portfolio	None

[2]

As of October 22, 2012, Mr. Romo manages the PIMCO Developing Local Markets Portfolio and the PIMCO Emerging Markets Portfolio. As of October 22, 2012, to the best of the Trust’s knowledge, Mr. Romo did not own any shares of the PIMCO Developing Local Markets Portfolio and the PIMCO Emerging Markets Portfolio.

Investors Should Retain This Amendment For Future Reference

PART C.	OTHER INFORMATION

Item 28.  Exhibits

(a)	(1)	Amended and Restated Declaration of Trust dated December 15, 2010(13)
	(2)	Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated November 9, 2010(13)
	(3)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Total Return Fund IV dated February 7, 2011(16)
	(4)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Emerging Markets Corporate Bond Fund, PIMCO Senior Floating Rate Portfolio, PIMCO International Fundamental IndexPLUS® TR Strategy Fund, PIMCO RealRetirement® 2015 Fund, PIMCO RealRetirement® 2025 Fund, PIMCO RealRetirement® 2035 Fund and PIMCO Small Company Fundamental IndexPLUS® TR Strategy Fund dated February 28, 2011(14)
	(5)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Senior Floating Rate Fund dated February 7, 2011(16)
	(6)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Credit Absolute Return Fund and PIMCO Inflation Response Multi-Asset Fund dated May 23, 2011(18)
	(7)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Low Duration Portfolio and the PIMCO Moderate Duration Portfolio dated August 16, 2011(19)
	(8)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO RealRetirement® 2045 Fund dated November 8, 2011(20)
	(9)	Establishment and Designation of Additional Series of Shares of Beneficial Interest relating to the PIMCO California Municipal Bond Fund, PIMCO National Intermediate Municipal Bond Fund, PIMCO Short Asset Investment Fund and PIMCO Funds: Private Account Portfolio Series – Short Term Floating NAV Portfolio III dated February 28, 2012(21)
	(10)	Establishment and Designation of Additional Series of Beneficial Interest relating to the PIMCO Mortgage Opportunities Fund and PIMCO Worldwide Fundamental Advantage TR Strategy Fund dated August 14, 2012 (27)
(b)		Amended and Restated By-Laws of Registrant dated December 15, 2010(13)
(c)		Not applicable
(d)	(1)	Amended and Restated Investment Advisory Contract dated February 23, 2009(3)
	(2)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Emerging Markets and Infrastructure Bond Fund and the PIMCO MuniGO Fund dated May 19, 2009(5)
	(3)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Real Income 2019 Fund, PIMCO Real Income 2029 Fund, and PIMCO Tax Managed Real Return Fund dated August 11, 2009 (7)
	(4)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to fee changes dated October 1, 2009(8)
	(5)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO CommoditiesPLUS Strategy Fund and PIMCO CommoditiesPLUS Short Strategy Fund dated February 23, 2010(9)
	(6)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO High Yield Spectrum Fund and PIMCO Funds: Private Account Portfolio Series FX Strategies Portfolio dated August 17, 2010(11)
	(7)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to certain fee reductions dated October 1, 2010(12)

(8)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO
Funds: Private Account Portfolio Series Senior Floating Rate Portfolio, PIMCO Senior Floating Rate Fund, PIMCO
Total Return Fund IV, PIMCO International Fundamental IndexPLUS® TR Strategy Fund, PIMCO RealRetirement®
2015 Fund, PIMCO RealRetirement® 2025 Fund, PIMCO RealRetirement® 2035 Fund and PIMCO Small Company
Fundamental IndexPLUS® TR Strategy Fund dated February 28, 2011(15)
	(9)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Credit Absolute Return Fund and PIMCO Inflation Response Multi-Asset Fund dated May 23, 2011(18)
	(10)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Low Duration Portfolio and PIMCO Moderate Duration Portfolio dated August 16, 2011(19)
	(11)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO California Municipal Bond Fund, PIMCO National Intermediate Municipal Bond Fund, PIMCO Short Asset Investment Fund and PIMCO Funds: Private Account Portfolio Series – Short Term Floating NAV Portfolio III dated February 28, 2012(21)
	(12)	Amended and Restated Asset Allocation Sub-Advisory Agreement relating to PIMCO All Asset Fund and PIMCO All Asset All Authority Fund dated December 1, 2010 (17)
	(13)	Sub-Advisory Agreement relating to the PIMCO Fundamental IndexPLUS™ Fund and PIMCO Fundamental IndexPLUS® TR Fund dated October 13, 2006(23)
	(14)	Supplement to Sub-Advisory Agreement relating to the PIMCO Fundamental Advantage Tax Efficient Strategy Fund and PIMCO Fundamental Advantage Total Return Strategy Fund dated February 28, 2008(4)
	(15)	Form of Supplement to Sub-Advisory Agreement relating to the PIMCO Worldwide Fundamental Advantage TR Strategy Fund dated August 15, 2012(27)
	(16)	Sub-Advisory Agreement relating to the PIMCO EM Fundamental IndexPLUS TR Strategy Fund dated November 10, 2008(6)
	(17)	Supplement to Sub-Advisory Agreement relating to the PIMCO International Fundamental IndexPLUS® TR Strategy and PIMCO Small Company Fundamental IndexPLUS® TR Strategy Fund dated August 16, 2011(20)
	(18)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to PIMCO RealRetirement® 2045 Fund dated November 8, 2011(20)
	(19)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Mortgage Opportunities Fund and PIMCO Worldwide Fundamental Advantage TR Strategy Fund dated August 15, 2012(27)
(e)	(1)	Amended and Restated Distribution Contract dated April 1, 2012(22)
	(2)	Supplement to Amended and Restated Distribution Contract relating to the PIMCO Mortgage Opportunities Fund and PIMCO Worldwide Fundamental Advantage TR Strategy Fund dated August 15, 2012(27)
(f)		Not Applicable
(g)	(1)	Custody and Investment Accounting Agreement dated January 1, 2000(6)
	(2)	Amendment to Custody and Investment Accounting Agreement dated June 8, 2001(6)
	(3)	Amendment to Custody and Investment Accounting Agreement dated March 30, 2010(9)
(h)	(1)	Second Amended and Restated Supervision and Administration Agreement dated April 1, 2012(23)
	(2)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Mortgage Opportunities Fund and PIMCO Worldwide Fundamental Advantage TR Strategy Fund dated August 15, 2012(27)

	(3)	Fourth Amended and Restated Fee Waiver Agreement relating to the PIMCO Global Multi-Asset Fund dated July 25, 2011(17)
	(4)	Amended and Restated Fee Waiver Agreement relating to the PIMCO Inflation Response Multi-Asset Fund dated July 25, 2011(17)
	(5)	Fee Waiver Agreement relating to the PIMCO High Yield Spectrum Fund dated August 27, 2010(11)
	(6)	Sixth Amended and Restated Fee Waiver Agreement relating to PIMCO RealRetirement 2010® Fund, PIMCO RealRetirement 2015® Fund, PIMCO RealRetirement 2020® Fund, PIMCO RealRetirement 2025® Fund, PIMCO RealRetirement 2030® Fund, PIMCO RealRetirement 2035® Fund, PIMCO RealRetirement 2040® Fund, PIMCO RealRetirement 2045® Fund and PIMCO RealRetirement 2050® Fund dated November 8, 2011(20)
	(7)	Fee Waiver Agreement relating to the PIMCO Short Asset Investment Fund dated February 28, 2012(23)
	(8)	Fee and Expense Limitation Agreement relating to PIMCO Government Money Market Fund, PIMCO Money Market Fund and PIMCO Treasury Money Market Fund dated February 14, 2011(17)
	(9)	Amended and Restated Expense Limitation Agreement dated February 23, 2009(17)
	(10)	Amendment to Amended and Restated Expense Limitation Agreement dated February 23, 2010(17)
	(11)	Revised Schedules A and B to Amended and Restated Expense Limitation Agreement dated August 14, 2012(28)
	(12)	Amended and Restated Expense Limitation Agreement relating to the PIMCO All Asset Fund dated February 23, 2009(26)
	(13)	Amended and Restated Expense Limitation Agreement relating to the PIMCO All Asset All Authority Fund dated February 23, 2009(26)
	(14)	Fee Waiver Agreement relating to the PIMCO Funds: Private Account Portfolio Series PIMCO International Portfolio(25)
	(15)	PIMCO Cayman Commodity Fund I Ltd. Appointment of Agent for Service of Process(1)
	(16)	PIMCO Cayman Commodity Fund II Ltd. Appointment of Agent for Service of Process(2)
	(17)	PIMCO Cayman Commodity Fund III Ltd. Appointment of Agent for Service of Process(9)
	(18)	PIMCO Cayman Commodity Fund IV Ltd. Appointment of Agent for Service of Process(9)
	(19)	PIMCO Cayman Commodity Fund VII, Ltd. Appointment of Agent for Service of Process(18)
	(20)	PIMCO Cayman Japan Fund I Ltd. Appointment of Agent for Service of Process(25)
	(21)	PIMCO Cayman Japan Fund II Ltd. Appointment of Agent for Service of Process(25)
	(22)	Transfer Agency and Service Agreement dated October 3, 2008(9)
	(23)	Amendment to the Transfer Agency and Service Agreement dated June 1, 2010(15)
	(24)	Amendment to the Transfer Agency and Service Agreement dated May 1, 2011(17)
(i)		Opinion and Consent of Counsel(28)
(j)		Consent of Independent Registered Public Accounting Firm(28)
(k)		Not Applicable
(l)		Not Applicable
(m)	(1)	Distribution and Servicing Plan for Class A Shares(6)
	(2)	Distribution and Servicing Plan for Class B Shares(6)
	(3)	Distribution and Servicing Plan for Class C Shares(6)
	(4)	Distribution and Servicing Plan for Class D Shares(22)
	(5)	Distribution and Servicing Plan for Administrative Class Shares(22)
	(6)	Amended and Restated Distribution Plan for Administrative Class Shares(6)
	(7)	Amended and Restated Administrative Services Plan for Administrative Class Shares(6)
	(8)	Distribution and Services Plan for Class R Shares(6)
	(9)	Form of Shareholder Servicing Agreement for Class P Shares(1)
	(10)	Form of Shareholder Servicing Agreement for Class M Shares (3)

(n)		Eleventh Amended and Restated Multi-Class Plan Adopted Pursuant to Rule 18f-3 dated April 1, 2012(22)
(p)	(1)	Revised Code of Ethics for the Registrant(15)
	(2)	Revised Code of Ethics for PIMCO(15)
	(3)	Form of Code of Ethics for Research Affiliates LLC(9)
	(4)	Revised Code of Ethics for PIMCO Investments LLC(15)
*		Power of Attorney(10)

(1)	Filed with Post-Effective Amendment No. 133 on April 29, 2008, and incorporated by reference herein.
(2)	Filed with Post-Effective Amendment No. 147 on December 22, 2008, and incorporated by reference herein.
(3)	Filed with Post-Effective Amendment No. 151 on March 18, 2009, and incorporated by reference herein.
(4)	Filed with Post-Effective Amendment No. 153 on April 13, 2009, and incorporated by reference herein.
(5)	Filed with Post-Effective Amendment No. 157 on June 8, 2009, and incorporated by reference herein.
(6)	Filed with Post-Effective Amendment No. 160 on July 29, 2009, and incorporated by reference herein.
(7)	Filed with Post-Effective Amendment No. 165 on August 28, 2009, and incorporated by reference herein.
(8)	Filed with Post-Effective Amendment No. 167 on October 28, 2009, and incorporated by reference herein.
(9)	Filed with Post-Effective Amendment No. 173 on May 12, 2010, and incorporated by reference herein.
(10)	Filed with Post-Effective Amendment No. 177 on July 27, 2010, and incorporated by reference herein.
(11)	Filed with Post-Effective Amendment No. 178 on August 30, 2010, and incorporated by reference herein.
(12)	Filed with Post-Effective Amendment No. 181 on November 3, 2010, and incorporated by reference herein.
(13)	Filed with Post-Effective Amendment No. 183 on February 11, 2011, and incorporated by reference herein.
(14)	Filed with Amendment No. 243 on March 8, 2011, and incorporated by reference herein.
(15)	Filed with Post-Effective Amendment No. 187 on March 18, 2011, and incorporated by reference herein.
(16)	Filed with Post-Effective Amendment No. 191 on April 19, 2011, and incorporated by reference herein.
(17)	Filed with Post-Effective Amendment No. 210 on July 28, 2011, and incorporated by reference herein.
(18)	Filed with Post-Effective Amendment No. 213 on August 17, 2011, and incorporated by reference herein.
(19)	Filed with Amendment No. 279 on August 30, 2011, and incorporated by reference herein.
(20)	Filed with Post-Effective Amendment No. 222 on January 30, 2012, and incorporated by reference herein.
(21)	Filed with Post-Effective Amendment No. 226 on March 7, 2012, and incorporated by reference herein.
(22)	Filed with Post-Effective Amendment No. 228 on April 30, 2012, and incorporated by reference herein.
(23)	Filed with Post-Effective Amendment No. 229 on May 21, 2012, and incorporated by reference herein.

(24)	Filed with Post-Effective Amendment No. 230 on May 21, 2012, and incorporated by reference herein.
(25)	Filed with Amendment No. 304 on June 15, 2012, and incorporated by reference herein.
(26)	Filed with Post-Effective Amendment No. 236 on July 30, 2012, and incorporated by reference herein.
(27)	Filed with Post-Effective Amendment No. 238 on September 5, 2012, and incorporated by reference herein.
(28)	Filed with Post-Effective Amendment No. 240 on October 1, 2012, and incorporated by reference herein.

Item 29.	Persons Controlled by or Under Common Control with Registrant.

The Trust through the PIMCO CommodityRealReturn Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund I Ltd. (“CRRS Subsidiary”), a company organized under the laws of the Cayman Islands. The CRRS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommodityRealReturn Strategy Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Global Multi-Asset Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund II Ltd. (“GMA Subsidiary”), a company organized under the laws of the Cayman Islands. The GMA Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Global Multi-Asset Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO CommoditiesPLUS Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund III Ltd. (“CPS Subsidiary”), a company organized under the laws of the Cayman Islands. The CPS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommoditiesPLUS Strategy Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO CommoditiesPLUS Short Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund IV Ltd. (“CPSS Subsidiary”), a company organized under the laws of the Cayman Islands. The CPSS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommoditiesPLUS Short Strategy Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Inflation Response Multi-Asset Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund VII, Ltd. (“IRMA Subsidiary”), a company organized under the laws of the Cayman Islands. The IRMA Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Inflation Response Multi-Asset Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Short-Term Floating NAV Portfolio III, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Japan Fund I Ltd. (“Short-Term Floating NAV Subsidiary”), a company organized under the laws of the Cayman Islands. The Short-Term Floating NAV Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Short-Term Floating NAV Portfolio III’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO International Portfolio, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Japan Fund II Ltd. (“International Subsidiary”), a company organized under the laws of the Cayman Islands. The International Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO International Portfolio’s annual and semi-annual reports to shareholders.

Item 30.	Indemnification

Reference is made to Article IV of the Registrant’s Amended and Restated Declaration of Trust, which was filed with the Registrant’s Post-Effective Amendment No. 183 on February 11, 2011.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Item 31.	Business and Other Connections of the Investment Adviser

The directors and executive officers of PIMCO and their business and other connections are as follows:

Name	Business and Other Connections
Amey, Mike	Managing Director, PIMCO
Arnold, Tammie J.	Managing Director, PIMCO
Baker, Brian P.	Managing Director, PIMCO; Director, PIMCO Asia Pte Ltd. and PIMCO Asia Limited (Hong Kong)
Balls, Andrew T.	Managing Director, PIMCO
Benz II, William R.	Managing Director, PIMCO
Bhansali, Vineer	Managing Director, PIMCO
Bodereau, Philippe	Managing Director, PIMCO
Bosomworth, Andrew	Managing Director, PIMCO
Bridwell, Jennifer S	Managing Director, PIMCO
Callin, Sabrina C.	Managing Director, PIMCO; Acting Head of PIMCO Advisory; and Vice President, StocksPLUS Management, Inc.
Cupps, Wendy W.	Managing Director, PIMCO
Dada, Suhail H.	Managing Director, PIMCO
Dawson, Craig A.	Managing Director, PIMCO; Director, PIMCO Europe Ltd.
De Leon, Bill	Managing Director, PIMCO
Dialynas, Chris P.	Managing Director, PIMCO
Durham, Jennifer E.	Managing Director and Chief Compliance Officer, PIMCO. Chief Compliance Officer, the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT
El-Erian, Mohamed A.	Managing Director, Chief Executive Officer and Co- Chief Investment Officer, PIMCO. Senior Vice President, the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT. Formerly President and CEO of Harvard Management Co.
Flattum, David C.	Managing Director, General Counsel, PIMCO. Chief Legal Officer, the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT
Gomez, Michael	Managing Director, PIMCO
Gross, William H.	Managing Director, Chief Investment Officer and Executive Committee Member, PIMCO. Director and Vice President, StocksPLUS Management, Inc. Senior Vice President of the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT
Harris, Brent Richard	Managing Director and Executive Committee Member, PIMCO. Director and President, StocksPLUS Management, Inc. Trustee, Chairman and President of the Trust, PIMCO Variable Insurance Trust and PIMCO ETF Trust. Trustee, Chairman and Senior Vice President, PIMCO Equity Series and PIMCO Equity Series VIT. Director, PIMCO Luxembourg S.A. and PIMCO Luxembourg II

Hodge, Douglas M.	Managing Director and Chief Operating Officer, PIMCO; Trustee and Senior Vice President, the Trust, PIMCO Variable Insurance Trust and PIMCO ETF Trust. Senior Vice President, PIMCO Equity Series and PIMCO Equity Series VIT. Director and Vice President, StocksPLUS Management Inc.; Director, PIMCO Europe Ltd., PIMCO Asia Pte Ltd., PIMCO Australia Pty Ltd, PIMCO Japan Ltd. and PIMCO Asia Limited (Hong Kong)
Holden, Brent L.	Managing Director, PIMCO
Hong, Ki Myung	Managing Director, PIMCO. Formerly, Vice Chairman of Asia Pacific, Bank of America Merrill Lynch
Ivascyn, Daniel J.	Managing Director, PIMCO
Jacobs IV, Lew W.	Managing Director, PIMCO
Kashkari, Neel T.	Managing Director, PIMCO. Trustee and President, PIMCO Equity Series and PIMCO Equity Series VIT. Formerly Interim Assistant Secretary for Financial Stability, Assistant Secretary for International Economics and Senior Advisor to Secretary Paulson, United States Department of Treasury
Kiesel, Mark R.	Managing Director, PIMCO
Lahr, Chuck	Managing Director, PIMCO
Lown, David C.	Managing Director, PIMCO
Masanao, Tomoya	Managing Director, PIMCO
Mather, Scott A.	Managing Director, PIMCO
Mattu, Ravi K.	Managing Director, PIMCO. Formerly, Head of Research and Strategy, Citadel Securities.
McDevitt, Joseph V.	Managing Director, PIMCO. Director and Chief Executive Officer, PIMCO Europe Limited
Mead, Robert	Managing Director, PIMCO
Mewbourne, Curtis A.	Managing Director, PIMCO
Miller, John M.	Managing Director, PIMCO
Mogelof, Eric	Managing Director, PIMCO
Moore, James F.	Managing Director, PIMCO
Ongaro, Douglas J.	Managing Director, PIMCO
Otterbein, Thomas J.	Managing Director, PIMCO
Parikh, Saumil H.	Managing Director, PIMCO
Ravano, Emanuele	Managing Director, PIMCO
Rodosky, Stephen A.	Managing Director, PIMCO
Seidner, Marc Peter	Managing Director, PIMCO
Short, Jonathan D.	Managing Director, PIMCO
Simon, W Scott	Managing Director, PIMCO
Stracke, Christian	Managing Director, PIMCO
Strelow, Peter G.	Managing Director, PIMCO
Takano, Makoto	Managing Director, PIMCO; Director and President, PIMCO Japan Ltd
Vaden, Andrew Taylor	Managing Director, PIMCO
Wang, Qi	Managing Director, PIMCO
Wilson, Susan L.	Managing Director, PIMCO
Worah, Mihir P.	Managing Director, PIMCO

The address of PIMCO is 840 Newport Center Drive, Newport Beach, CA 92660.

The address of Allianz Asset Management of America L.P. is 680 Newport Center Drive, Newport Beach, CA 92660.

The address of PS Business Parks, Inc. is 701 Western Avenue, Glendale, CA 91201.

The directors and officers of Research Affiliates LLC (“Research Affiliates”) and their business and other connections are as follows:

Name	Business and Other Connections
Arnott, Robert D.	Founder, Chairman, Chief Executive Officer
Hsu, Jason	Chief Investment Officer
Sherrerd, Katrina F.	Chief Operating Officer
Brightman, Christopher	Director, Head of Investment Management
Hattesohl, Joseph	Chief Financial Officer
Harkins, Daniel M.	Chief Legal & Compliance Officer
Larsen, Michael	Director, Head of Affiliate Relations
Li, Feifei	Director, Head of Research
West, John	Director, Product Specialist & Head of U.S. Institutional Group

The address of Research Affiliates LLC is 620 Newport Center Drive, Newport Beach, California, 92660.

Item 32.	Principal Underwriter

(a)	PIMCO Investments LLC (the “Distributor”) serves as Distributor of Shares of the Trust.

(b)	The officers of the Distributor are:

Name and Principal Business Address*	Positions and Offices With Underwriter	Positions and Offices with Registrant
Short, Jonathan D.	Chairman	None
Sutherland, Eric M.	President	None
Bishop, Gregory A.	Head of Business Management	None
Martin, Colleen M.	Chief Financial Officer and Financial and Operations Principal	None
Ludwig, Steven C.	Chief Compliance Officer	None
Zucker, Meg	Anti-Money Laundering Compliance Officer
Ratner, Joshua D.	Chief Legal Officer	None
Ongaro, Douglas J.	Senior Vice President	None
Wolf, Greggory S.	Vice President	Vice President
Plump, Steven B.	Vice President	None
Johnson, Eric D.	Vice President	Vice President
Harry, Seon L.	Vice President	None

*	The business address of all officers of the Distributor is 1633 Broadway, New York, NY 10019.

Item 33.	Location of Accounts and Records

The account books and other documents required to be maintained by Registrant pursuant to Section 22(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of Pacific Investment Management Company LLC, 840 Newport Center Drive, Newport Beach, California 92660, State Street Bank & Trust Co., 801 Pennsylvania Ave., Kansas City, Missouri 64105, State Street Investment Manager Solutions, 46 Discovery, Suite 150, Irvine, California 92618, State Street Bank & Trust Co. c/o Iron Mountain Information Management, Inc., 1000 Campus Boulevard, Collegeville, PA 19426, Boston Financial Data Services - Midwest, 330 W. 9th Street, Kansas City, Missouri 64105, Boston Financial Data Services, Inc., P.O. Box 55060, Boston, Massachusetts 02205-8050, Boston Financial Data Services, c/o Recall North America, 5 Beeman Road, Northborough, MA 01532, Boston Financial Data Services, c/o Iron Mountain, 175 Bearfoot Road, Northborough, MA 01532, Boston Financial Data Services, c/o Iron Mountain, 6119 Dermus, Kansas City, Missouri 64120, and Schick Databank, 2721 Michelle Drive, Tustin, California 92680.

Item 34.	Management Services

Not applicable

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington in the District of Columbia on the 22nd day of October, 2012.

PIMCO FUNDS (Registrant)

By:
Brent R. Harris*, President

*By:	/s/ BRENDAN C. FOX
Brendan C. Fox as attorney-in fact

*	Pursuant to power of attorney filed with Post-Effective Amendment No. 177 to Registration Statement No. 33-12113 on July 27, 2010.